SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

December 3, 2003

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina 28211

(Address of principal executive offices) (Zip Code)

(704) 557-4400

(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

On December 3, 2003, Reid M. Henson and James L. Moore, Jr. resigned from the Company’s Board of Directors. As a result of the resignations of Mr. Henson and Mr. Moore, a majority of the members of the Company’s Board of Directors will consist of independent directors under new Nasdaq corporate governance rules. Neither Mr. Henson nor Mr. Moore indicated that their resignations were the result of any disagreement with the Company. Neither Mr. Henson nor Mr. Moore qualifies as an independent director of the Company under new Nasdaq corporate governance rules.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED

(REGISTRANT)

Date: December 3, 2003	By:	/s/ David V. Singer

David V. Singer Principal Financial Officer of the Registrant and Executive Vice President and Chief Financial Officer